EXHIBIT 99.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of May 26, 2019 (the “Amendment”), is entered into by and among Netshoes (Cayman) Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Magazine Luiza S.A., a Brazilian sociedade anônima incorporated under the laws of the Federal Republic of Brazil (“Parent”), and Magazine Luiza Cayman Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties have entered into an Agreement and Plan of Merger dated as of April 29, 2019 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to revise the definition of “Per Share Merger Consideration”; and

WHEREAS, the Agreement may be amended by an instrument in writing signed on behalf of each of the Company, Parent and Merger Sub and authorized by duly authorized officers of the respective Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated as an integral part hereof), the mutual agreements of the Parties set forth in the Agreement, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby agree as follows:

1.      Defined Terms.  Capitalized terms used in this Amendment that are not otherwise defined shall have the meanings set forth in the Agreement.

2.      Amendment of Definition of “Per Share Merger Consideration”.  The definition of “Per Share Merger Consideration” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Per Share Merger Consideration” means $3.00 per Share in cash, without interest.

3.      Effective Date of this Amendment.  This Amendment shall be effective when signed by the Parties hereto.

4.      No Further Changes.  This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein.  All terms, conditions, provisions and references of and to the Agreement which are not specifically modified and/or amended herein shall remain in full force and effect and shall not be altered by any provisions herein contained.

5.      References.  On and after the effective date of this Amendment, each reference in the Agreement to “the Agreement,” “this Agreement,” “hereunder” and “hereof” or words of like import shall refer to the Agreement as amended by this Amendment; provided that references to “the date of this Agreement,” “the date hereof,” and other similar references in the Agreement shall continue to refer to the date of the Agreement and not to the date of this Amendment.

6.      Counterparts.  This Amendment, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (i) may be executed in any number of counterparts (including by means of facsimile transmission or e-mail in .pdf format), each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement and (ii) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

NETSHOES (CAYMAN) LIMITED

By:     /s/ Marcio Kumruiam
          Name:  Marcio Kumruiam
          Title:    Chief Executive Officer

PARENT:

MAGAZINE LUIZA S.A.

By:     /s/ Frederico Trajano
          Name:  Frederico Trajano
          Title:    Diretor Presidente

MAGAZINE LUIZA S.A.

By:     /s/ Roberto Belissimo Rodrigues
          Name:  Roberto Belissimo Rodrigues
          Title:    Diretor Executivo Financeiro

MERGER SUB:

MAGAZINE LUIZA CAYMAN LTD

By:     /s/ Frederico Trajano
          Name:  Frederico Trajano
          Title:    Diretor Presidente